As filed with the Securities and Exchange Commission on April 23, 1997.
                                            Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549
                                __________

                                 FORM S-8
                           REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933
                                 __________

                         FIRST COMMERCE CORPORATION
            (Exact name of registrant as specified in its charter)

     Louisiana         201 St. Charles Avenue, 29th Floor       72-0701203
  (State or other         New Orleans, Louisiana 70170       (I.R.S. Employer
  jurisdiction of       (Address,including zip code, of    Identification No.)
 incorporation or       registrant's principal executive
   organization)                     offices)

               First Commerce Corporation 1997 Stock Option Plan
                          (Full title of the plan)
                                 __________

                               Michael A. Flick
                   Executive Vice President, Secretary and
                         Chief Administrative Officer
                          First Commerce Corporation
                      201 St. Charles Avenue, 29th Floor
                         New Orleans, Louisiana 70170
                                (504) 623-1371
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  Copy to:

                             Margaret F. Murphy
         Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                           201 St. Charles Avenue
                      New Orleans, Louisiana 70170-5100

                       CALCULATION OF REGISTRATION FEE

                                                Proposed maximum    Proposed maximum
  Title of securities           Amount to be     offering price         aggregate        Amount of
   to be registered             registered(1)       per unit         offering price   registration fee
------------------------------------------------------------------------------------------------------
Common Stock                   735,915 Shares       $26.25(2)       $19,317,768.75(2)   $5,853.87(2)
($5.00 par value per share)

Common Stock                   180,434 Shares       $27.50(2)        $4,961,935.00(2)   $1,503.62(2)
($5.00 par value per share)

Common Stock                     4,000 Shares       $27.94(2)          $111,760.00(2)      $33.87(2)
($5.00 par value per share)

Common Stock                    92,630 Shares       $32.00(2)        $2,964,160.00(2)     $898.24(2)
($5.00 par value per share)

Common Stock                    87,021 Shares     $41.1875(3)        $3,584,177.44(3)    $1,086.12(3)
($5.00 par value per share)

Total Common Stock           1,100,000 Shares                       $30,939,801.19       $9,375.72


(1) Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, based on the price at which such options may be exercised.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on The Nasdaq Stock Market on April 16, 1997.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed by First Commerce Corporation (the "Company") with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

     (2)  The  Company's Current Report on Form  8-K  dated  January  14,
1997;

     (3)  The Company's Current Report on Form 8-K dated April 11, 1997;

     (4) All other reports filed by the Company pursuant to Section 13 of the Exchange Act since December 31, 1996; and

     (5) The description of the Common Stock set forth in Item 1 of the Company's Applications for Registration on Form 8-A filed on November 9, 1972 and December 22, 1976, as amended by a Form 8 filed on June 19, 1989, a Form 8-A filed on August 12, 1993, and a Form 8-A/A (No. 2) filed on May 3, 1996.

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the SEC, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of the fact that he is or was a director, officer, employee or agent of the corporation and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The indemnification provisions of the Louisiana Business Corporation Law are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

     Section 11 of the By-Laws of the Company (the "Indemnification By-Law") provides for mandatory indemnification for directors and officers or former directors and officers of the Company to the full extent permitted by Louisiana law. The right to indemnification provided by the Indemnification By-Law applies to all covered claims, whether such claims arose before or after the date that the Indemnification By-Law was adopted.

     As permitted by its Articles of Incorporation, the Company has entered into contracts with certain of its directors and officers providing for indemnification to the fullest extent permitted by law ("Indemnification Contracts"). The rights of the directors and officers under the Indemnification Contracts substantially mirror those granted under the Indemnification By-Law.

     The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

     The Indemnification Contracts provide that, to the extent insurance is reasonably available, the Company will maintain comparable insurance coverage for each contracting party as long as he or she serves as an officer or director and thereafter for so long as he or she is subject to possible personal liability for actions taken in such capacities. The Indemnification Contracts also provide that if the Company does not maintain comparable insurance, it will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for his benefit.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     5    Opinion  of  Jones,  Walker,  Waechter,   Poitevent,  Carrere &
          Denegre, L.L.P.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent  of  Jones,  Walker,  Waechter,  Poitevent,   Carrere &
          Denegre, L.L.P. (included in Exhibit 5).

     24   Powers   of   Attorney  pursuant  to  which  this  Registration
          Statement has been signed on behalf of certain officers and directors of the Company.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on April 23, 1997.

                                          FIRST COMMERCE CORPORATION



                                          By:   /s/ Michael A. Flick
                                             -------------------------------
                                                     Michael A. Flick
                                                 Executive Vice President,
                                                    Secretary and Chief
                                                   Administrative Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                        Title                      Date


          *                  Director, President and Chief    April 23, 1997
------------------------     Executive Officer (Principal
      Ian Arnof                   Executive Officer)


          *                  Director and Chairman of the     April 23, 1997
------------------------                Board
   Hermann Moyse, Jr.


 /s/ Michael A. Flick          Executive Vice President,      April 23, 1997
------------------------          Secretary and Chief
   Michael A. Flick              Administrative Officer
                             (Principal Financial Officer)

          *                     Executive Vice President,     April 23, 1997
------------------------        Controller and Principal
Thomas L. Callicutt, Jr.           Accounting Officer


          *                            Director               April 23, 1997
------------------------
  James J. Bailey III


          *                            Director               April 23, 1997
------------------------
    John W. Barton


          *                            Director               April 23, 1997
------------------------
 Sydney J. Besthoff III


          *                            Director               April 23, 1997
------------------------
   Robert H. Bolton


          *                            Director               April 23, 1997
------------------------
   Robert C. Cudd III


          *                            Director               April 23, 1997
------------------------
   Frances B. Davis


          *                            Director               April 23, 1997
------------------------
  Laurance Eustis, Jr.


          *                            Director               April 23, 1997
------------------------
   William P. Fuller


          *                            Director               April 23, 1997
------------------------
   Arthur Hollins III


          *                            Director               April 23, 1997
------------------------
   F. Ben James, Jr.


          *                            Director               April 23, 1997
------------------------
    Erik F. Johnsen


          *                            Director               April 23, 1997
------------------------
Joseph Merrick Jones, Jr.


                                       Director
------------------------
    Edwin Lupberger


          *                            Director               April 23, 1997
------------------------
  Mary Chavanne Martin


          *                            Director               April 23, 1997
------------------------
  Hugh G. McDonald, Jr.


          *                            Director               April 23, 1997
------------------------
     Saul A. Mintz


          *                            Director               April 23, 1997
------------------------
  O. Miles Pollard, Jr.


          *                            Director               April 23, 1997
------------------------
  G. Frank Purvis, Jr.


          *                            Director               April 23, 1997
------------------------
    Thomas H. Scott


                                       Director
------------------------
   Edward M. Simmons


          *                            Director               April 23, 1997
------------------------
  H. Leighton Steward


          *                            Director               April 23, 1997
------------------------
    Robert A. Weigle



*By:  /s/ Michael A. Flick
    -------------------------
         Michael A. Flick
         Attorney-in-Fact



                          EXHIBIT INDEX


                                                                Sequentially
Exhibit                                                           Numbered
Number                Description  of Exhibits                      Page
------                ------------------------                      ----

5         Opinion   of  Jones,  Walker,  Waechter,   Poitevent,
          Carrere & Denegre, L.L.P.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent  of   Jones,   Walker,  Waechter,  Poitevent,
          Carrere & Denegre, L.L.P. (included in Exhibit 5).

24        Powers   of   Attorney   pursuant   to   which   this
          Registration Statement has been signed on behalf of certain officers and directors of the Company.